UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	46-5542401
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2060 NW Boca Raton Blvd., #6 Boca Raton, Florida 33431	33431
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The Nasdaq Stock Market LLC
Warrants to purchase shares of Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-253154

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, and of the Warrants to purchase shares of Common Stock, par value $0.001 per share, of Grom Social Enterprises, Inc., a Florida corporation (the “Registrant”), to be registered hereunder is set forth under the captions “Description of Securities – Common Stock” and “Description of Securities – Warrants” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-253154 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on February 16, 2021, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (“Securities Act”), in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act that includes such description, are hereby incorporated by reference herein.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GROM SOCIAL ENTERPRISES, INC.

Date: May 12, 2021	By:	/s/ Darren A. Marks
	Name:	Darren A. Marks
	Title:	President and Chief Executive Officer

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